 As filed with the Securities and Exchange Commission on December 16, 2014

Registration No. 333-199040

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Legacy Ventures International Inc.

(Exact name of registrant as specified in its Charter)

Nevada		30-0826318
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

2602 Innisfil Road

Mississauga, Ontario, L5M 4H9, Canada

(647) 478-6385

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

N/A

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee (3)
common stock, par value $0 per share	1,600,000	$0.01	16,000	2.06

(1) This registration statement covers the resale by our selling shareholders of up to 1,600,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

(3) Previously paid with the initial filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON DECEMBER 16, 2014

LEGACY VENTURES INTERNATIONAL INC.

1,600,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Because we are considered a "Shell" company, shareholders' shares will have limited transferability under Rule 144(i), see “Risk Factors” beginning on page 6. All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.01 per share for the duration of the offering. There is currently no market for our common stock.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our common stock.

PLEASE NOTE THAT THE COMPANY IS CONSIDERED A “SHELL” COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

•	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

•	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

•	THE ISSUER OF THE SECURITIES HAS FILED ALL REPORTS AND MATERIAL REQUIRED TO BE FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

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You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Legacy Ventures” “Company,” “we,” “us” and “our”, “our company” refer to Legacy Ventures Inc.

Overview

Legacy Ventures International Inc. (“Legacy Ventures”) is a development-stage real estate management firm based in Toronto, Ontario, Canada. Incorporated on March 4, 2014 under the laws of the state of Nevada, Legacy Ventures offers management and consulting services to residential and commercial real estate property owners and investors who rent out their properties to third party tenants. We plan to focus on managing real estate properties in the Greater Toronto area and maintain a client base consists of hotels, commercial properties, medical facilities and apartment buildings. However, it is our intention to expand our services nationwide and eventually throughout North America. We plan to generate revenue through management and service fees with our clients. Our goal is to develop our company into a reputable real estate management firm that will provide professional property management services throughout both Canada and the United States, and at the same time through our value-added service, help our clients raise the profile of their properties to obtain a sustainable return on their investments.

Our Company is led by our Chief Executive Officer, Mr. Rehan Saeed. He has over ten (10) years of experience in the real estate industry, specifically mortgage financing. Mr. Saeed has performed extensive research in determining the market viability and operational challenges of this business. Our initial expansion and growth plans for the future include establishing regional offices in different cities and regions in Canada similar to the Greater Toronto area and eventually throughout North America. We plan to offer individualized management service and extremely competitive pricing, which we believe would set us apart from our competitors. Mr. Saeed will manage the business at the beginning stage, but as we grow, we expect to hire other professionals with specific skills and expertise in this area to provide enhanced services. We believe the available in-house skill set both currently and in the future will enable us to reduce the cost of our operation and thus enhance the profitability of our business.

Based on the experience of Mr. Saeed, who developed such strategies and the implementation plan for our company based on the current status of the real estate market in our region, we plan to offer a variety of services, including but not limited to:

•	showing the premises to prospective and actual tenants

•	advertising the premises for lease, including placing signs on the premises and marketing the properties in newspapers, online through our website and social media or in real estate publications

•	signing, renewing, terminating and canceling leases and tenancies on general terms and conditions approved by owners and on such form of lease as we determine to be appropriate

•	enforcing lease provisions and collecting rents and other amounts due from tenants and recovering possession of the premises

•	signing and serving in the name of the owner notices and instituting and legal actions against breaching

In addition, we plan to offer other premium services to our clients for which we negotiate pricing based on their customized needs. These services may include:

•	remodeling and repairing of the premises

•	providing appraisal services for the property owners

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•	advertising for sale an owner’s property and assisting in the sale process

•	assisting clients in purchasing new properties

•	providing recordkeeping and tax assistance to clients

In July 2014, we completed a Regulation S offering in which we sold 1,600,000 shares of common stock to 32 investors, at a price per share of $0.01 Canadian Dollars (“CAD”) per share for an aggregate offering price of $16,000 CAD, or approximately $16,000 US Dollars (“USD”) given the currency exchange rate at the time of the offering.

Where You Can Find Us

The Company's principal executive office and mailing address is 2602 Innisfil Road, Mississauga, Ontario, L5M 4H9, Canada. Our telephone number is (647) 478-6385.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	1,600,000 shares of common stock. This number represents 21.62 % of our current outstanding common stock.

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Common stock outstanding before the offering	7,400,000 shares of common stock.

Common stock outstanding after the offering	7,400,000 shares of common stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.01 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

RISK FACTORS

The shares of our common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

INHERENT RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY

Real estate industry in general is subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control and each could have an adverse impact on our financial performance and the demand for and the value of our services. As the value of our services and revenue are closely tied to the value of our clients’ properties, our financial performance can be affected by many of these factors, including the following:

•	adverse changes in financial conditions of our clients and their real estate investments or their tenants, including bankruptcies, foreclosures, financial difficulties or lease defaults by our clients’ tenants;

•	the national, regional and local economy, which may be negatively impacted by concerns about inflation, deflation and government deficit, high unemployment rates, decreased consumer confidence, industry slowdowns, reduced corporate profits, liquidity concerns in our markets and other adverse business concerns;

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•	local real estate conditions, such as an oversupply of, or a reduction in, demand for office space and the availability and creditworthiness of current and prospective tenants;

•	vacancies or ability to rent space on favorable terms, including possible market pressures to offer tenants, on behalf of the property owners, rent abatements, tenant improvements, early termination rights or below-market renewal options;

•	changes in operating costs and expenses, including, without limitation, increasing labor and material costs, insurance costs, energy prices, environmental restrictions, and costs of compliance with laws, regulations and government policies, which we may be restricted from passing on to our tenants;

•	the location, convenience and quality of our potential clients’ properties;

•	inability to collect rent from tenants on time;

•	our ability to secure adequate insurance; and

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes, wind damage and floods, which may result in uninsured and underinsured losses;

TENANTS’ FAILURE TO MAKE RENTAL PAYMENTS

Our results of operations depend on our ability to collect rent from the tenants renting properties from our clients. At any time, the tenants, especially of commercial properties, may experience a downturn in their businesses that may significantly weaken their financial condition, whether as a result of general economic conditions or otherwise. As a result, the tenants may fail to make rental payments when due, delay lease commencements, decline to extend or renew leases upon expiration or declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases or the failure to renew a lease and the loss of rental income attributable to the terminated leases. The occurrence of any of the situations described above could seriously harm our results of operations.

LIMITED OPERATING HISTORY

The Company was formed on March 4, 2014. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company's business development with real estate investors or property owners, implementing the corporate infrastructure to support operations at the levels called for by the Company's business plan, devising a marketing plan to successfully reach investors or property owners or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the period from March 4, 2014 (inception) to July 31, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

OUR STATUS AS A “SHELL” COMPANY

The SEC adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As we have limited assets and no revenues, we are considered to be a shell company. As a shell company, our shares of common stock cannot be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to be resold through a registration statement declared effective by the SEC or by meeting the following conditions of Rule 144(i):

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

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SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

OUR SOLE DIRECTOR AND OFFICER’S SIGNIFICANT CONTROL OVER THE COMPANY

Our sole director and officer beneficially own approximately 72.97% of our common stock and is able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. He also has significant control over our management and policies. Our sole director will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in Company’s best interest.

DEPENDENCE ON KEY PERSONNEL

The Company will be dependent on its key executive, President and sole Director, Rehan Saeed, for the foreseeable future. The loss of the services from Mr. Saeed could have a material adverse effect on the operations and prospects of the Company. He is expected to handle all marketing and sales efforts and manage the operations. His responsibilities include developing business arrangements with real estate investors and property owners, and formulating marketing materials to be used during his presentations and meetings. Another seasoned business manager with an interest in the real estate industry, specifically related to property management, would be needed to run the Company if Mr. Saeed was no longer available. At this time, the Company does not have an employment agreement with Mr. Saeed, though the Company may enter into such an agreement with its President on terms and conditions usual and customary for its industry. The Company does not currently have "key man" life insurance on Mr. Saeed.

DIFFICULTIES IN EFFECTING SERVICE OF PROCESS

Our President and sole director, Rehan Saeed, resides in Canada and thus, outside of the United States. Therefore, shareholders may have difficulty effecting service of process against him. It would be expensive, difficult and time consuming for U.S. stockholders to effect service of process within the United States on our officer and director, enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer and director,  enforce judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer and director, and bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer and director. These difficulties could have the effect of negating an investor or shareholders ability to enforce his or her legal rights against our officer and director.

COMPETITION

There are numerous established companies that offer some form of property management services to investors and property owners in the real estate industry. In addition, there are a number of large and well-established real estate management firms that provide such services to the industry. We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that could provide more value for our potential clients.

INDEMNIFICATION AND LIMITATION OF LIABILITY

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

POTENTIAL CLIENTS MAY NOT HAVE THE FUNDS OR NEED TO OUTSOURCE THIS WORK

Some of the larger real estate development companies have the resources to handle the strategy and implementation of our services in-house. The vast majority of the Canada's real estate owners and investors, however, have very limited resources. While these investors do not have the expertise to differentiate themselves from their competition, they may not have the resources required to engage us either to help them develop their strategy or to execute their plans.

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GROWTH IN THE REAL ESTATE INDUSTRY MAY SLOW

The real estate market in Canada has been growing steadily in the past few years. This growth, however, may not continue, thereby reducing the ability and willingness of property owners or investors to pay for the services that we are providing.

COMPANY MAY RELY ON INDEPENDENT CONTRACTORS TO IMPLEMENT SOLUTIONS

In order to provide certain services, such as repairing and renovation of the properties, to clients at a scale commensurate with the business plan, the Company may be required to engage, at least initially, a number of independent contractors who will need to be trained and actively managed to ensure that their work meets the standard of the Company. Finding, engaging, contracting and maintaining a set of independent contractors who can do this work could cause delays, unplanned expenses and other adverse results for the Company.

CHANGES IN LOCAL ECONOMIC CONDITIONS

Our revenues may be negatively influenced by changes in regional or local economic variables and investor confidence. External factors that affect economic variables and investor confidence and over which we exercise no influence include unemployment rates, levels of personal disposable income and regional or local economic conditions. Changes in economic conditions could adversely affect the progress of various real estate development projects in certain of our market areas. Historically, development projects in such markets are more severely affected by weak economic conditions.

DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES

Disruptions in the Canadian national and global economies may result in high unemployment rates and declines in consumer confidence and spending.  If such conditions occur, they may result in significant declines in the real estate industry, which could directly affect the demand of our services.  There can be no assurance that government responses to the disruptions will be able to restore investor confidence.  Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Common Stock

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

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NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

MAY BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

COSTS TO COMPLY WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

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OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and provisions of Regulation S promulgated under the Securities Act of 1933.

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The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had thirty-four (34) holders of our common stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

Rule 144 Shares

Currently, we are considered a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; an at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

DESCRIPTION OF BUSINESS

Overview

Legacy Ventures is a development-stage real estate management firm based in Toronto, Ontario, Canada. Incorporated on March 4, 2014 under the laws of the state of Nevada, Legacy Ventures offers management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants. We plan to focus on managing real estate properties in the Greater Toronto area and maintain a client base consists of hotels, commercial properties, medical facilities and apartment buildings. However, it is our intention to expand our services nationwide and eventually throughout North America. We plan to generate revenue through management and service fees with our clients. Our goal is to develop our company into a reputable real estate management firm that will provide professional property management services throughout both Canada and the United States, and at the same time through our value-added service, help our clients raise the profile of their properties to obtain a sustainable return on their investments.

Our Company is led by Mr. Rehan Saeed, the Chief Executive Officer. He has over ten (10) years of experience in the real estate industry, specifically mortgage financing. Mr. Saeed has performed extensive research in determining the market viability and operational challenges of this business. Our initial expansion and growth plans for the future include establishing regional offices in different cities and regions in Canada similar to the Greater Toronto area and eventually throughout North America. We plan to offer individualized management service and extremely competitive pricing, which we believe would set us apart from our competitors. Mr. Saeed will manage the business at the beginning stage, but as we grow, we expect to hire other professionals with specific skills and expertise in this area to provide enhanced services. We believe the available in-house skill set both currently and in the future will enable us to reduce the cost of our operation and thus enhance the profitability of our business.

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With the capital we raised through the sale of our common stock to the selling security holders (as listed below in the section “Selling Security Holders” on page 21) , we intend to expand the geographic footprint of our services. We also expect to generate income by contracting our services with additional property owners. We plan to increase our marketing budget to expand our presence through various marketing channels, including direct mailing, telemarketing and social media, and market our company to different property owners who rent their properties. We also plan to deploy the capital to develop an interactive website and mobile app to better serve our clientele.

Our Corporate History and Structure

Legacy Ventures was incorporated in Nevada on March 4, 2014. We plan to market ourselves as a professional real estate management firm throughout Canada. Currently, we plan to operate our business through managing different types of real estate primarily in the Greater Toronto area. We expect that virtually all of our revenue, once generated, will derive from the management and service fee of various properties we enter into contract with.

Through our research and analysis, Legacy Venture plans to focus on the following types of properties as part of our management portfolio.

•	Hotels & restaurants

•	Commercial properties and shopping malls

•	Medical facilities and hospitals

•	Apartments and other residential properties

We currently do not have any subsidiary.

Our Services

The management team of Legacy Ventures has extensive experience in real estate business. The strength of the management team is individualized services with comprehensive knowledge of the industry. For every client of ours, we plan to offer them a comprehensive package of services and we plan to be compensated based on a percentage of the rental income that property owners receive, currently at a rate of 10%. We plan to include the following services for our clients:

•	showing the premises to prospective and actual tenants

•	advertising the premises for lease, including placing signs on the premises and marketing the properties in newspapers, online through our website and social media or in real estate publications

•	signing, renewing, terminating and canceling leases and tenancies on general terms and conditions approved by owners and on such form of lease as we determine to be appropriate

•	enforcing lease provisions and collecting rents and other amounts due from tenants and recovering possession of the premises

•	signing and serving in the name of the owner notices and instituting and legal actions against breaching tenants

•	recommending to owners, for their approval, a schedule of rents and fees to tenants

•	handling and resolving complaints of tenants

•	obtaining third-party services for premises as we deem necessary and appropriate, including obtaining utility service and hiring independent contractors to ensure the safety, habitability and/or utility of the premises

In addition, we plan to offer other premium services to our clients for which we negotiate pricing based on the individual circumstances. These services include:

•	remodeling and repairing of the premises

•	providing appraisal services for the property owners

•	advertising for sale an owner’s property and assisting in the sale process

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•	assisting clients in purchasing new properties

•	providing recordkeeping and tax assistance to clients

Our management plan to perform all tasks required for the operation of the company at the beginning stage, including the management of the properties, operation of our company and all related administrative tasks. As we grow, we plan to hire more real estate professionals and supporting staff to cater our services to each client individually.

We are currently a development stage company. Although we have not formed any material relationship or entered into any agreement with real estate investors, developers or owners, we used our initial contact list, surveyed the local market and built a portfolio of potential clients in the property management market.

We have taken on a couple of projects without compensation in order to establish our presence in the industry. We participated in the management of RecFest in September 2014 at Canlan Sportsplex for “Smile” and “Special Olympics Ontario”, both not-for-profit charitable organizations to raise funds for children with special needs to provide speech and occupational therapy services. The event raised over $5,000 for the special needs fund and more than two hundred (200) people attended the event. We were not financially compensated for our efforts, but contributing to the greater cause of making a difference in the lives of the children brought overwhelming satisfaction to us and our company, as well as generated recognition in the local community for the company.

This event was also a great segway in introducing our firm’s expertise in managing commercial properties such as sports complex. We were also able to establish relationships with many sponsors who could provide leads for our potential clients. We provided support in marketing, graphic design, promotional planning and providing a path forward, as well as supporting general business efforts.

For our company, these marketing efforts allowed us to insert our presence into the real estate industry locally and provided us the opportunities to showcase our ability in leveraging our value-added services in the property management market.

Our Industry

Over the past few years, the industry has fared well due to rising construction projects and in residential and nonresidential markets as overall macroeconomic conditions improve. Like many other global cities, one of the drivers of Toronto real estate market is international demand and availability of foreign capital. In recent years, similar to the real estate markets in London, Los Angeles and New York, investors from abroad are purchasing a fair amount of Canada’s luxury real estate properties, aligned with the global trend of purchasing luxury real estate properties by buyers from Far East and the Middle East. The property management industry, especially in the Greater Toronto area, has entered mature phase of its life cycle. Therefore, we expect fierce competition offering similar services. The industry has gradually changed from development of new services to improving efficiencies. Because of the competition we will likely face, we plan to offer array of individualized services to set us apartment from the rest of the competition and help our clients to maximize the return of their investments.

Potential Markets and Customers

The success of our business model relies heavily on the market demographics. As we are based in Toronto, we also expect the city to be our primary target market at the beginning. However, we plan to invest in expanding our presence throughout Canada and then eventually in the United States.

Toronto, based on the 2011 census, has a population of 6,054,191, with a population of 5,583,064 in the metropolitan area. The Greater Toronto Area is defined as the central city of Toronto, and the four regional municipalities that surround it: Durham, Halton, Peel, and York. The demographics of Toronto make Toronto one of the most multicultural cities in the world. The economy of Toronto plays a vital role in Canada's economy and that of the world. Toronto is a commercial, distribution, financial and industrial center. It is also the financial center of Canada, and is the nation's primary wholesale and distribution hub. Ontario's wealth of raw materials and hydroelectric power has made Toronto a focal point of commerce in Canada, as the city and its surrounding area produce more than half of Canada's manufactured goods.

Given the amount of ongoing real estate development projects in the Great Toronto area and despite the competitions we will likely face, we believe there is still a big demand for professional property management services for property of all sizes.

With the surge of the real estate price in Toronto, many real estate investors, especially the ones abroad choose to keep their properties as rental properties instead of selling them to capitalize the profits immediately. We plan to target these specific property owners with little to no experience in managing properties as our business will become a one-stop shop for them in need of solutions.

Because of the influx of international buyers in Canada, we believe our services are needed in many cities nationwide. With the proceeds of the capital-rising, we plan to open satellite offices and gradually assert our presence in other cities outside of Toronto, targeting property owners of similar background. Eventually, we plan to enter the real estate market in the United States and offer our services in major cities such as New York, Chicago and Los Angeles.

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Competition

The property management business is very competitive and has low barriers to entry. We plan to first compete locally, and then eventually compete nationally. Based on our research of advertisements done by our competitors, we believe many of them engage in real estate sales and offer property management services as an add-on to their core business, and some are affiliated with the owners or operators of properties where they provide their services. These companies have had many more years of business experience, have proprietary processes and have greater financial and personnel resources, including marketing and sales organizations, and may provide their services at lower rates. We do not believe any one company holds a dominant share of the local or nationwide market on which we are focused. As a relatively new company with very limited reputation in the industry at this point, our strategy is to utilize our knowledge of the local real estate market and customize an investment strategy that would best meet the needs of each and every single one of our client.

Operational Plan

Although we are currently not managing any property, we plan to increase our market budget using the capital we raised through the sale of the common stock to the selling security holders to heavily target inexperienced international real estate investors, who normally reside overseas and therefore lack the means, experience and proficiency to manage properties here in Canada. As we enter contract with these prospective clients, we plan to focus on four major target markets through four different phases. In the first phase, we plan to focus on the Toronto-metropolitan area. In the second phase, we plan to expand its presence to Ottawa, Ontario and Winnipeg areas and then the rest of the Canada in the third phase. Lastly, we plan to target similar real estate investors in the United States. The specific time spam for progressing one phase to the next largely depends on the market scenario and overall performance of our company.

Government Regulation

Our business activities currently are subject to no particular regulation by government agencies other than that routinely imposed on corporate businesses. We do not anticipate any regulations specific to our business activities in the future.

Seasonality

We do not have a seasonal business cycle.

Environmental Matters

Our business currently does not implicate any environmental regulation in Canada.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on services or processes relating to our business. With the exception of domain name and mobile app in the future, we do not consider the grant of patents, trademarks or other registered intellectual property essential to the success of our business.

Domain Name

We have registered the domain name of www.legacyventuresinc.com. The website is currently inactive, but we plan to develop and launch our website in the near future using some of the capital we raised.

Employees

We currently have 2 full-time employees.

DESCRIPTION OF PROPERTY

The Company's principal executive office and mailing address is 2602 Innisfil Road, Mississauga, Ontario, L5M 4H9, Canada. Our telephone number is (647) 478-6385. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of our president and sole director, Rehan Saeed. The Company is currently paying a rent of $500 CAD per month for the lease of the premise. Once our business grows and generates revenue, we will look for a more suitable office space in a separate corporate office.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

We are currently a development stage company. We have not formed any material relationship or entered into any agreement with real estate investors, developers or owners. Since inception, our operations have primarily been limited to forming the Company and raising capital resources.

Although we have not formed any material relationship or entered into any agreement with real estate investors, developers or owners, we used our initial contact list, surveyed the local market and built a portfolio of potential clients in the property management market.

We have taken on a couple of projects without compensation in order to establish our presence in the industry. We participated in the management of RecFest in September 2014 at Canlan Sportsplex for “Smile” and “Special Olympics Ontario”, both not-for-profit charitable organizations to raise funds for children with special needs to provide speech and occupational therapy services. The event raised over $5,000 for the special needs fund and more than two hundred (200) people attended the event. We were not financially compensated for our efforts, but contributing to the greater cause of making a difference in the lives of the children brought overwhelming satisfaction to us and our company, as well as generated recognition in the local community for the company.

This event was also a great segway in introducing our firm’s expertise in managing commercial properties such as sports complex (Canlan). We were also able to establish relationships with many sponsors who could provide leads for our potential clients. We provided support in marketing, graphic design, promotional planning and providing a path forward, as well as supporting general business efforts.

For our firm, these marketing efforts allowed us to insert our presence into the real estate industry locally and provided us the opportunities to showcase our ability in leveraging our value-add services in the property management market.

We are actively pursuing our online marketing strategy; which includes development of and launch of our website (www.legacyventuresinc.com) and will actively engage potential clients on social media, including LinkedIn, Facebook and Twitter.”

We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date.

In July 2014, we completed a Regulation S offering in which we sold 1,600,000 shares of common stock to 32 investors, at a price per share of $0.01 CAD per share for an aggregate offering price of $16,000 CAD, or approximately $16,000 USD.

Plan of Operations

In the three month period starting upon the effective date of this registration statement, we intend to create an online presence in order to drive awareness of the company. This is expected to include developing a website, creating a blog focused on marketing within the real estate industry, and building a presence through social media.

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Once we have built a establish our presence in the local market, we intend to actively market our services and begin to form more material relationships and enter into more agreements with real estate investors, developers and owners over the remaining twelve month period starting upon the effective date of this registration statement. We will need additional capital generated from such agreements in order to develop a scalable product that can be sold on a larger-scale basis at a strong return for the company.

Over the twelve month period starting upon the effective date of this registration statement, we intend to market our property management and consulting services to the real estate industry in the Greater Toronto area. The company has a three step approach. The first is to leverage our CEO Rehan Saeed’s existing network of consisting professional contacts that he has built over the course of his tenure working in the industry. The primary form of communication will be through personal outreach, distribution of flyers via mail and emails inviting them to register on our website. By enrolling in our website, the clients will have the ability to list their investment properties that they wish to lease out. Once we have reached the first 100 properties listed on our site, then we will start an online advertising campaign with major search engines such as Google, Bing and Yahoo advertising to attract both real estate owners and tenants to start generating revenue. The Company has budgeted $2,000 for the cost of this marketing approach to the business. The funds will cover the cost of designing the website, hosting, search engine advertising and a simple marketing brochure.

The next step is to attend seminars, roadshows, reach out to real estate brokerages and business owners in negotiating management contracts for commercial office spaces. The plan is to build and maintain a long term relationships that provide unique value adds to the property management contract. These value-added services will be designed as options in the contracts to meet various customer needs such as providing: Lawn care maintenance, Snow removal from property, Minor non-structural repairs. These services will contribute towards generating additional revenue for the company.

The third step would be to penetrate specialty markets in property management such as medical clinics, nursing homes and senior residences. These niche segments allows a property manager to make additional revenue from the value-added services as described above.

The Company does not have sufficient capital to pursue this business model for the upcoming year while also paying the cost of this registration. Following this Registration Statement being declared effective by the SEC, we plan to raise additional capital through various investor outreach efforts.

If we are unable to build our customer base or gain any clients, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.   We intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Results of Operations

We have not conducted any active operations since inception. No revenue has been generated by the Company from March 4, 2014 (Inception) to September 30, 2014. Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the our company be unable to continue as a going concern.

We have a minimum cash balance available for payment of ongoing operating expenses, have experienced losses from operations, and do not have a source of revenue. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to us.

The following is a summary of the our cash flows provided by (used in) operating, investing, and financing activities for the three months ended September 30, 2014 and for the period from March 4 (inception) to September 30, 2014:

	For the three months ended September 30, 2014	For the Period from March 4, 2014 (Inception) to September 30, 2014
Net Cash (Used in) Operating Activities	$(12,837)	$(13,698)
Net Cash Provided by Investing Activities	-	734
Net Cash Provided by Financing Activities	9,183	14,723
Net (Decrease) Increase in Cash and Cash Equivalents	(3,654)	$1,759

For the three months ended September 30, 2014, we had a net loss of $65,879, comprising of professional fees of $65,602, bank charges of $93 and general expenses of $184. Professional fees mainly comprise of $49,680 relating to the issuance of 5,400,000 shares to a founder member valued at the most recent private placement price, $3,680 relating to the issuance of 400,000 shares to a consultant valued at the most recent private placement price and $12,242 relating to the accrual of lawyer’s fees, auditor’s review fees and edger agent fees.

Liquidity and Capital Resources

As of September 30, 2014, We had only one asset, cash, of $1,705. Our liabilities as of September 30, 2014 were $3,186, which comprised of $2,452 in accounts payable and accrued liabilities and $734 balance due to a related party. As at September 30, 2014, we had a working capital deficit of $1,481. Since inception, we raised $16,000 CAD, or approximately $16,000 USD from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We can provide no assurance that the Company can continue to satisfy its cash requirements for at least the next twelve months.

We have nominal assets and have generated no revenues since inception. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In addition, we are dependent upon certain related parties to provide continued funding and capital resources. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2014.  Therefore our future operations may be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

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Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals and going concern assumption assessment. Actual results could materially differ from those estimates.

Development Stage Company

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are expressed in US dollars.

The Company’s fiscal year-end is June 30. The Company’s functional currency is Canadian (“CDN”) dollars. The Company’s reporting currency is the U.S. dollar.

The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company has devoted substantially all of its efforts to business planning and development by means of raising capital for operations. The Company has not yet realized any revenue. Among the disclosures required by ASC 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations and comprehensive loss, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Fair value measurements and Fair value of Financial Instruments

Financial instruments that are measured subsequent to initial recognition at fair value are grouped into hierarchy based on the degree to which the fair value inputs are observable.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). Fair value measurements are estimated based on inputs categorized as follows:

A) Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable and corroborated by little or no market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued liabilities, and due to a related party approximate their fair value because of the short maturity of those instruments.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the period ended September 30, 2014, using the market and income approaches.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that recently issued accounting pronouncements adopted do not have a material impact on its financial position or results of operations.

18

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

We have a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations, and do not have a source of revenue. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to us.

We have incurred net operating losses and used cash in operations. As of September 30, 2014, we had an accumulated deficit of $3,678, and used cash in operations of $861. Losses have principally occurred as a result of the substantial resources required for start-up operations. We believe that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for us to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of December 16, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Rehan Saeed	34	President, Chief Executive Officer, Chief Financial Officer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Rehan Saeed, President, Chief Executive Officer, Chief Financial Officer and Director

From 2007 to September of 2014, Mr. Saeed has been the Vice President of Product Development of AYA Financial, Inc, where he co-authored a number of white papers for various real estate-related financial products. Mr. Saeed started his career at CIBC-Edulinx, dealing with government sponsored student loans. He worked as an Interest Relief Analyst. Subsequently, he joined UM Financial, Inc. (“UM Financial”), a firm providing residential real estate mortgages and was their first employee. He performed the sales and marketing functions at UM Financial and was instrumental in the rapid growth of the firm from a start-up company to one that manages a real estate mortgage portfolio of nearly $110 million in just two (2) years. Since 2006, Mr. Saeed has been regularly conducting seminars and certificate courses on alternative finance in Canada especially in the area of residential real estate. Mr. Saeed specialized in product structuring and compliance and had vast experience working with individuals of diverse backgrounds.

Mr. Saeed’s formal education in finance and subsequent work experience in financial institutions has given him unique exposure, both in Canada and abroad. Mr. Saeed has written many white papers, most notably an original research white paper on an Interest Free Mortgage Investment Corporation which was presented at the 4-day Banking & Finance Conference held in Toronto in 2007.

19

Mr. Saeed obtained a Master in Business Administration in Banking and Finance from the International University of Malaysia and a Bachelor of Science in Information Technology from York University in Toronto, Canada.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Our sole director and executive officer has not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to Mr. Saeed until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 16, 2014 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Rehan Saeed	5,400,000	72.97%

All Executive Officers and Directors as a group (1 person)	5,400,000	72.97%

Zeeshan Saeed	400,000	5.41%

(1)	Based on 7,400,000 shares of common stock outstanding as of December 16, 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Rehan Saeed, who is the President and sole Director at the inception of the Company, took the initiative in forming and organizing the business of the Company. The Company as a result issued 5,400,000 shares of common stock to Mr. Saeed for his contribution of $734 at inception, which he does not intend to be reimbursed.

Mr. Zeeshan Saeed, brother of Mr. Rehan Saeed, assisted in the forming and organizing the business the Company. The Company as a result issued 400,000 shares of common stock to Mr. Saeed for his services rendered.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 1,600,000 shares of our common stock held by 32 shareholders. Such shareholders include the holders of 1,600,000 shares sold in our private offering pursuant to Regulation S offering sold through July 2014 at an offering price of $0.01 per share.

Each of the selling shareholders is deemed an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

The selling shareholders may from time-to-time offer and sell any or all of their shares during the duration of this Offering. The selling shareholders will offer the shares at a fixed price of $0.01 for the duration of the offering.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of common stock beneficially owned by each selling shareholder as of the date of this prospectus, the shares of common stock covered by this prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

20

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 16, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Fatima Khan (2)	50,000	0.68%	50,000	0	0%
Laila Fareed	50,000	0.68%	50,000	0	0%
Khalid Shoib (3)	50,000	0.68%	50,000	0	0%
Bushra Fareed (3)	50,000	0.68%	50,000	0	0%
Husna Fareed	50,000	0.68%	50,000	0	0%
Zahabia Khambaty	50,000	0.68%	50,000	0	0%
Shehnaz Khambaty	50,000	0.68%	50,000	0	0%
Sarah Hussein	50,000	0.68%	50,000	0	0%
Alam Khan (4)	50,000	0.68%	50,000	0	0%
Sabrina Siddique (4)	50,000	0.68%	50,000	0	0%
Bushra Alam	50,000	0.68%	50,000	0	0%
Shabi Ahmed	50,000	0.68%	50,000	0	0%
Usman Hasan	50,000	0.68%	50,000	0	0%
Mohammad Halabi	50,000	0.68%	50,000	0	0%
Faraz Shoukat	50,000	0.68%	50,000	0	0%
Talal Chehab	50,000	0.68%	50,000	0	0%
Johua Meshack	50,000	0.68%	50,000	0	0%
Haider Bahadur	50,000	0.68%	50,000	0	0%
Farhana Zuberi (5)	50,000	0.68%	50,000	0	0%
Khalid Zobeiri (5)	50,000	0.68%	50,000	0	0%
Saad Saleem (6)	50,000	0.68%	50,000	0	0%
Rida Hamid (6)	50,000	0.68%	50,000	0	0%
Shagufta Asif (7)	50,000	0.68%	50,000	0	0%
M Asifuddin Khan (7)	50,000	0.68%	50,000	0	0%
Nazif Naseri (8)	50,000	0.68%	50,000	0	0%
Ifa Mandaka (8)	50,000	0.68%	50,000	0	0%
Omar Uddin (9)	50,000	0.68%	50,000	0	0%
Faiza Ilyas (9)	50,000	0.68%	50,000	0	0%
Mohsin Askari (10)	50,000	0.68%	50,000	0	0%
Farheen Mohsin (10)	50,000	0.68%	50,000	0	0%
Zahoor Ahmad (11)	50,000	0.68%	50,000	0	0%
Fareeha Ahmad (11)	50,000	0.68%	50,000	0	0%
TOTAL	1,600,000		1,600,000	0	0%

(1)	Based on 1,600,000 shares outstanding as of December 16, 2014.
(2)	Ms. Khan is the sister of Rehan Saeed, President and sole director of our company.
(3)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Khalid Shoib and 50,000 shares held by his wife Bushra Fareed.
(4)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Alam Khan and 50,000 shares held by his wife Sarah Hussein.
(5)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Khalid Zobeiri and 50,000 shares held by his wife Bushra Fareed. Mr. Zobeiri and Mrs. Bushra are father and mother-in-law of Rehan Saeed, President and sole director of our company.
(6)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Saad Saleem and 50,000 shares held by his wife Rida Hamid.
(7)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by M Asifuddin Khan and 50,000 shares held by his wife Shagufta Asif. Mr. Khan and Mrs. Shagufta are uncle and aunt of Rehan Saeed, President and sole director of our company.
(8)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Nazif Naseri and 50,000 shares held by his wife Ifa Mandeka.
(9)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Omar Uddin and 50,000 shares held by his wife Faiza Ilyas.
(10)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Mohsin Askari and 50,000 shares held by his wife Farheen Mohsin.
(11)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 50,000 shares held by Zahoor Ahmad and 50,000 shares held by his wife Fareeha Ahmad.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

21

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders may from time-to-time offer and sell any or all of their shares during the duration of this Offering. The selling shareholders will offer the shares at a fixed price of $0.10 for the duration of the offering.

The selling shareholders may sell some or all of their shares at a fixed price of $0.01 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $24,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

22

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of 7,500,000 shares of common stock, with no par value.  As of the date hereof, 7,400,000 shares of our common stock were outstanding.

Common Stock

The shareholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Rule 144 Restrictions on Resale

The Company is a shell company in accordance with the Securities AcT. Accordingly, the securities sold in this offering can only be resold through registration under the Securities Act, Section 4(l), if available for non-affiliates, or by meeting the following conditions of Rule 144(I):

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this registration statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the common stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements for the period from March 4, 2014 (inception) to September 30, 2014 included in this prospectus and the registration statement have been audited by SRCO Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their registration statement appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

23

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

LEGACY VENTURES INTERNATIONAL INC.

24

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

For the three months ended September 30, 2014

F-1

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

(Expressed in United States Dollars) - Unaudited

CONDENSED BALANCE SHEETS

As at September 30, 2014 and June 30, 2014

	September 30,	June 30,
	2014	2014
	$	$
CURRENT ASSETS
Cash	1,705	5,366
Total current assets	1,705	5,366
TOTAL ASSETS	1,705	5,366

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	2,452	2,770
Due to a related party	734	734
Total current liabilities	3,186	3,504
TOTAL LIABILITIES	3,186	3,504

STOCKHOLDERS' (DEFICIENCY) EQUITY
Authorized:
7,500,000 common stock, no par value Issued and outstanding:
7,400,000 common stock as at September 30, 2014 (June 30, 2014: 600,000 common stock) (Note 4)	68,083	5,540
Deficit accumulated during development stage	(69,510)	(3,631)
Accumulated other comprehensive loss	(54)	(47)
Total stockholders' (deficiency) equity	(1,481)	1,862
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY	1,705	5,366

Going concern (Note 2)

See accompanying notes

F-2

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

(Expressed in United States Dollars) - Unaudited

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the three months ended September 30, 2014 and from March 4, 2014 (Inception) to September 30, 2014

	Three months	Cumulative from
	period ended	March 4, 2014
	September 30,	(Inception) to
		September 30,
	2014	2014
	$	$

REVENUE	—	—

EXPENSES
Professional fees	65,602	68,337
Incorporation expenses	—	679
Bank charges	93	128
General expenses	184	366
Total expenses	65,879	69,510
Net loss for the period before income taxes	(65,879)	(69,510)
Income taxes	—	—
Net loss for the period	(65,879)	(69,510)
Foreign currency translation adjustment	(7)	(54)
COMPREHENSIVE LOSS	(65,886)	(69,564)

Loss per share, basic and diluted	(0.0122)

Weighted average number of common stock outstanding, basic and diluted	5,402,222

See accompanying notes

F-3

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

(Expressed in United States Dollars) - Unaudited

CONDENSED STATEMENT OF STOCKHOLDERS’ (DEFICIENCY) EQUITY

For the three months ended September 30, 2014 and from March 4, 2014 (Inception) to September 30, 2014

			Deficit
			accumulated	Accumulated
			during	other
	Common stock		development	comprehensive
	Shares	Amount	stage	loss	Total
		$	$	$	$
Proceeds from issuance of shares	600,000	5,540	—	—	5,540

Loss for the period	—	—	(3,631)	—	(3,631)

Cumulative translation adjustment	—	—	—	(47)	(47)

As at June 30, 2014	600,000	5,540	(3,631)	(47)	1,862

Proceeds from issuance of shares	1,000,000	9,183	—	—	9,183

Issuance of shares for services	5,800,000	53,360	—	—	53,360

Loss for the period	—	—	(65,879)	—	(65,879)

Cumulative translation adjustment	—	—	—	(7)	(7)

As at September 30, 2014	7,400,000	68,083	(69,510)	(54)	(1,481)

See accompanying notes

F-4

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

(Expressed in United States Dollars) - Unaudited

CONDENSED STATEMENTS OF CASH FLOWS

For the three months period ended September 30, 2014 and from March 4, 2014 (Inception) to September 30, 2014

	Three months	Cumulative from
	period ended	March 4, 2014
	September 30,	(Inception) to
		September 30,
	2014	2014
	$	$

OPERATING ACTIVITIES
Net loss for the period	(65,879)	(69,510)

Issuance of shares for services	53,360	53,360

Changes in working capital balances
Accounts payable and accrued liabilities	(318)	2,452
Cash used by operating activities	(12,837)	(13,698)

INVESTING ACTIVITIES
Due to a related party	—	734
Cash provided by investing activities	—	734

FINANCING ACTIVITIES
Proceeds from issuance of common stock	9,183	14,723
Cash provided by financing activities	9,183	14,723

Net (decrease) increase in cash during the period	(3,654)	1,759

Effect of foreign currency translation	(7)	(54)

Cash, beginning of the period	5,366	—
Cash, end of the period	1,705	1,705

See accompanying notes

F-5

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

For the quarter ended September 30, 2014

(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Legacy Ventures International Inc. (the “Company”) was incorporated on March 4, 2014 in the state of Nevada. The Company is a development stage company and is engaged in the development of a new Real Estate Management Company.

The Company’s registered office is located at 2602 Innisfil Road, Mississauga, Ontario L5M 4H9, Canada.

2.	GOING CONCERN

The Company's unaudited condensed interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The unaudited condensed interim financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations, and it does not have a source of revenue. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and the rules and regulations of the SEC and are expressed in US dollars. Accordingly, the unaudited condensed interim financial statements do not include all information and footnotes required by US GAAP for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed interim financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending June 30, 2015 or for any other interim period. The unaudited condensed interim financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the period ended June 30, 2014.

The Company’s fiscal year-end is June 30. The Company’s functional currency is Canadian (“CDN”) dollars. The Company’s reporting currency is the U.S. dollar.

F-6

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

For the quarter ended September 30, 2014

(Expressed in United States Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company has devoted substantially all of its efforts to business planning and development by means of raising capital for operations. The Company has not yet realized any revenue. Among the disclosures required by ASC 915 are that the Company's  financial statements be identified as those of a development stage company, and that the statements of operations and comprehensive loss, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals and going concern assumption assessment. Actual results could materially differ from those estimates.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date.

Effective June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915). Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities. As a result, the amendments in this Update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities.

The amendments also eliminate an exception previously provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to:

F-7

LEGACY VENTURES INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Condensed Interim Financial Statements

For the quarter ended September 30, 2014

(Expressed in United States Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards (continued)

1) present inception-to-date information in the statements of income, cash flows, and shareholder equity;

2) label the financial statements as those of a development stage entity;

3) disclose a description of the development stage activities in which the entity is engaged; and

4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

4.	STOCKHOLDERS’ EQUITY

COMMON STOCK - AUTHORIZED

As at September 30, 2014, the Company authorized to issue 7,500,000 shares of common stock, with no par value.

COMMON STOCK - ISSUED AND OUTSTANDING

During May 2014, the Company issued 600,000 shares of common stock for $5,540 cash.

During July 2014, the Company issued 1,000,000 shares of common stock for $9,183 cash.

During August 2014, the Company issued 5,400,000 shares of common stock to its founding member and 400,000 shares of common stock to a consultant for services rendered. These services amounting to $53,360 have been valued based on recent private placement of the Company and is included in professional fees presented in the statements of operations and comprehensive loss.

5.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that there are no material subsequent events to report.

F-8

LEGACY VENTURES INTERNATIONAL INC.

1,600,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$2.06
Transfer Agent Fees	$-
Accounting fees and expenses	$2,735
Legal fees and expense	$20,000
Miscellaneous	$2,000
Total	$24,737.06

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All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on March 4, 2014. In connection with the incorporation, we issued 5,400,000 and 400,000 shares of common stock to our founders, Mr. Rehan Saeed and Mr. Zeeshan Saeed, respectively.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares.

In July 2014, we sold through a Regulation S offering a total of 1,600,000 shares of common stock to 32 investors, at a price per share of $0.01 CAD for an aggregate offering price of $16,000 CAD, or approximately $16,000 USD. The common stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by provisions of the Regulation S of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation.*
3.2	Bylaws.*
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
23.1	Consent of SRCO Professional Corporation.
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

* Previously attached to the initial filing of this registration on September 30, 2014.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toronto, Ontario, Canada on December 16, 2014.

LEGACY VENTURES INTERNATIONAL, INC.

By:	/s/Rehan Saeed
Rehan Saeed
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Rehan Saeed	President, Chief Executive Officer,	December 16, 2014
Rehan Saeed	Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

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